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                                                                    EXHIBIT 23.2

               [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]

July 28, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Aastrom Biosciences, Inc. Registration Statement on Form S-3
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Ladies and Gentlemen:

As counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the proposed offer and sale of those certain shares of the Company's Common Stock, $0 par value, as set forth in the Registration Statement on Form S-3 (the "Registration Statement"), we hereby consent to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                          Respectfully submitted,

                                          /s/ GRAY CARY WARE & FREIDENRICH LLP


                                          GRAY CARY WARE & FREIDENRICH LLP